AMENDMENT TO
AMENDED AND RESTATED
SPIRIT REALTY CAPITAL, INC.
AND SPIRIT REALTY, L.P.
2012 INCENTIVE AWARD PLAN

This Amendment (“Amendment”) to the Amended and Restated Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Spirit Realty Capital, Inc., a Maryland corporation (the “Company”), as of March 2, 2017. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, the Company currently maintains the Plan.

WHEREAS, pursuant to Section 13.1 of the Plan, the Plan may be wholly or partially amended at any time or from time to time by the Board.

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein.

AMENDMENT

Effective as of the date set forth above, the Plan is hereby amended as follows.

1.	Article 11 of the Plan is hereby amended by adding a new Section 11.10, as follows:

“11.10 Acceleration on Death or Disability.     Except as may otherwise be provided in an applicable Award Agreement with respect to an Award granted after March 2, 2017, in the event that the Participant experiences a Termination of Service due to the Participant’s death or Disability, any Awards held by the Participant shall automatically vest in full and, if applicable, become exercisable; provided, that with respect to any Award that vests and/or is earned based on the achievement of Performance Goals, such Award shall vest and be deemed earned as to the target number of Shares subject to such Award (and no additional Shares subject to such Award shall vest or become payable thereafter). For purposes of the Plan, Disability shall mean the absence of the Participant from the Participant’s duties with the Company on a full-time basis for ninety (90) consecutive days or for a total of one hundred eighty (180) days in any twelve (12)-month period.”

2.	The second and third sentences of Section 11.2 of the Plan are hereby amended and restated in their entirety as follows:

“The Administrator may in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Participant may have elected or agreed, allow a Participant to satisfy such obligations by any payment means described in Section 11.1 hereof, including without limitation, by allowing such Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allowing the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in the applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.”

3.	This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Spirit Realty Capital, Inc. on March 2, 2017.

Spirit Realty Capital, Inc.

By: /s/ Thomas H. Nolan, Jr.
Thomas H. Nolan, Jr.
Chairman and Chief Executive Officer
Date: March 2, 2017